EXHIBIT 3.i.2

ARTICLES/ CERTIFICATE OF MERGER

BY WHICH

Mex Trans Seafood Consulting, Inc.

(a Texas corporation)

shall merge with and into

PCSupport.com, Inc.

(a Nevada corporation)

First, the PLAN OF REORGANIZATION AND MERGER FOR CHANGE OF SITUS:

1.   That certain PLAN OF REORGANIZATION AND MERGER FOR CHANGE OF SITUS, dated April 5, 1999, is attached hereto and incorporated herein by this reference as though fully set forth herein.

Second, information re Shareholder Action:

2.   Shareholder Action is not required, for the reason that the former shareholders and the resulting shareholders are the same without dilution or change, and that the exchange of shares is in effect merely an exchange of situs. (Nevada: NRS 78.454)(Texas: TxBusCop Act Art 5.03).

Third, Corporate Authority:

3.   The PLAN OF REORGANIZATION AND MERGER FOR CHANGE OF situs and the performance of the terms of the PLAN OF REORGANIZATION AND MERGER FOR CHANGE OF SITUS, by the each and all of the parties and entities mentioned in the PLAN OF REORGANIZATION AND MERGER FOR CHANGE OF SITUS were duly authorized by all action required by the laws under which each was incorporated or organized and by its constituent documents, to which representation each of the undersigned duly certifies and attests.

Fourth, Significant Provisions:

4.   The Texas Corporation declared a 15 to 1 Reverse Split of its common stock, 19,594,100 shares (pre-split) and 1,310,758 (post-reverse split of this day) immediately preceding this merger and change of situs. Accordingly, the conversion of shares shall be made in post-reverse split numbers and amounts:

Fifth, Effective Date:

5.   The exchange shall become effective at the earliest date provided or allowed by law, and not later than certification by each applicable State Official of that this document has been accepted for filing and filed.

Sixth Signing:

6.   These Articles of Merger and Exchange are signed by the duly authorized Officers of the each applicable entity as follows:

Mex Trans Seafood Consulting, Inc.	PCSupport.com, Inc.
(a Texas corporation)	(a Nevada corporation)

by	by
/s/ Kirt W. James	/s/ Kirt W. James
Kirt W. James	Kirt W. James
President, Director	President, Director

/s/ Kirt W. James	/s/ Kirt W. James
Kirt W. James	Kirt W. James
Secretary, Director	Secretary, Director